EXHIBIT 99.1

HANDHELD REPORTS FOURTH QUARTER AND FULL YEAR 2006 RESULTS
Revenues grow 148% quarter over quarter and 93% year over year

San Francisco, April 2, 2007 - HandHeld Entertainment, Inc. (NASDAQ: ZVUE), a global digital-media-to-go company, today reported financial results for its fourth quarter and full year ended December 31, 2006.

"Our fourth quarter revenue was nearly double the revenue from the first nine months of the year," said Jeff Oscodar, president and chief executive officer of HandHeld. “"Our bottom line results are improving, our balance sheet supports our growth strategy and our revenues have increased.”

Revenue for the fourth quarter of 2006 was $2.5 million, a 148% increase compared to $1.0 million in the fourth quarter of 2005. For the year ended December 31, 2006, revenue was $3.8 million, a 93% increase compared to $2.0 million for the year ended December 31, 2005.

Net loss for the fourth quarter of 2006 was $2.3 million, or $0.20 per fully diluted share, compared to a net loss of $2.9 million, or $0.64 per fully diluted share, in the fourth quarter of 2005. The net loss included stock based compensation expense of $700,000 and $1.8 million, respectively, for the three month periods ended December 31, 2006 and 2005.

For the year ended December 31, 2006, net loss was $12.2 million, or $1.24 per fully diluted share, compared to a net loss of $5.4 million, or $1.64 per fully diluted share, for the year ended December 31, 2005. The net loss included stock based compensation expense of $2.4 million and $1.8 million, respectively, for the years ended December 31, 2006 and 2005, and $1.0 million in expense related to the conversion of debt into common stock in February, 2006.

Fourth quarter and full year 2006 results included other income of $1.4 million as a result of the settlement of a trademark infringement lawsuit with Microsoft.

Cash and cash equivalents were $3.7 million at December 31, 2006 compared to $3.9 million at September 30, 2006 and $277,734 at December 31, 2005. In addition, in January, 2007, the company announced that it completed a private offering which raised approximately $3.8 million through the issuance of 1.3 million shares of common stock and two tranches of warrants to purchase common stock.

“Overall, we are pleased with the continued growth of our product business, which is represented by our results,” continued Oscodar. “Our goal continues to be to provide great video entertainment to 18 to 35 year olds on the screens that matter to them the most. We believe that these screens are the PC and mobile devices. The growth in our branded mobile device business demonstrates our progress toward that goal. Our product business is on track to generate positive cash flow by the end of the year and continues to be both a source of relevant traffic for our Web sites and strategic partnerships for the company.”

“We have recently acquired five media content sites and are in the process of optimizing them for our overall business strategy,” added Oscodar. “We are excited about the growth in both our audience and our library of user generated and commercial video content. We continue to develop relationships with top-tier content providers, such as our recently announced partnership with Showtime Networks to provide the premiere of its new production, The Tudors, via download. We expect that we will also be making other great Showtime programming available to our audience.”

“We are also excited about our expansion into the United Kingdom and Europe. With acquisitions of YourDailyMedia, Putfile and UnOriginal, all based in Europe, we believe we are becoming one of the leading providers of humorous videos for the United Kingdom and we are expanding our presence in Europe,” concluded Oscodar.

Financial Highlights:

•	In August, 2006, HandHeld was approved for listing and commenced trading on The NASDAQ Capital Market under the “ZVUE” symbol and The Boston Stock Exchange under the “HDE” symbol.
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HandHeld has raised a combined total of $16.4 million, net, to expand the company’s user-generated content assets and for general working capital needs, among other purposes. The capital was raised through a secondary offering in August, 2006 and two private offerings that were completed in February, 2006 and January, 2007.

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In November, 2006, HandHeld settled its trademark infringement lawsuit against Microsoft Corporation’s alleged infringement of the company’s “zvue” trademark for approximately $1.4 million in other income.

Business Highlights:

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HandHeld's network drew nearly 14 million unique visitors per month in January, 2007, with its combined sites generating more than 83 million page views per month. The HandHeld Entertainment network which is focused on delivering humorous content and music videos to the 18 to 35 year old demographic, now includes six Web sites, including recent acquisitions of five sites.

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HandHeld’s network now offers more than 500,000 premium and free videos and other media, including music videos, anime features, television shows, movies, cartoons, independent films, documentaries, and news, entertainment and sports programs. Content providers include Showtime, Sony BMG, IMG Media, Canadian Broadcast Corp. and Fun Little Movies, as well as free user-generated and user-submitted video selections and other forms of media. Through HandHeld’s relationship with eMusic and Rhapsody, its customers can also select from more than two million songs.

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HandHeld’s strategy to focus the company on creating a compelling mix of free and profitable premium content designed for use on PCs, portable media players, has included the acquisitions of five sites. The sites recently acquired by HandHeld are UnOriginal.co.uk, Putfile Ltd., Dorks.com, FunMansion.com, and YourDailyMedia.com.

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Led by the acquisition of Putfile Ltd, the operator of Putfile.com, one of the top providers of user-generated online video in the United Kingdom, HandHeld has assembled one of the leading networks focused on delivering online media to European consumers.

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HandHeld’s Web sites rank among the top rated sites for organic search returns for the “funny videos” keyword, according to Google’s rankings. The top-ranked sites include: Dorks.com (#5), FunMansion.com (#6) and UnOriginal.co.uk (#7). Management believes its Web properties present the company with multiple advertising and marketing opportunities and synergies not previously available to these formerly independent Web sites individually.

Product Highlights:

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The ZVUE players, HandHeld’s portable mass market digital media products, are distributed through approximately 2,200 Wal-Mart stores nationwide and 125 InMotion stores and online at Walmart.com and Amazon.com. In the fourth quarter of 2006, approximately 48,000 devices were sold through HandHeld’s distribution partners.

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HandHeld successfully launched the ZVUE ZP3, the company’s first MP3 player. Developed in partnership with Sony BMG, the ZVUE ZP3 provides 30 top hits of 2006 pre-loaded on the player and is sold through Wal-Mart and InMotion Entertainment stores.

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In January 2007, HandHeld announced its ZVUE 260 personal media player. The ZVUE 260 is comparable to the video iPod in thickness but weighs close to an ounce less, features a 2.5-inch active matrix TFT backlit screen, supports videos running at up to 30 frames per second at resolutions of up to 320 x 240 pixels and is the first ZVUE device to feature a built-in audio speaker.

2007 Outlook:

Based on the current business environment, the company’s efforts for 2007 include the following:
•	Cash flow: HandHeld anticipates that it will be cash flow positive in the fourth quarter of 2007.
•	User traffic: The company believes that it will increase the number of visitors to its Web properties from current levels to 17 million to 20 million unique visitors per month by year end.
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Monetization:  HandHeld believes it has the ability to increase the monetization of its Web properties through advertising, pay-per-view, subscription and other revenue generating activities and achieve revenues in the range of $0.025 to $0.03 per unique visitor by December, 2007.

About HandHeld
HandHeld Entertainment (NASDAQ: ZVUE) is a global digital-media-to-go company. Its network of Web sites (Putfile.com™, YourDailyMedia.com™, FunMansion.com™, Dorks.com™, UnOriginal.co.uk™ and ZVUE.com) now house more than 500,000 user-generated and premium videos in total - videos available for purchase or free viewing. Its ZVUE personal media players are mass-market priced and available for purchase online and currently in more than 2,200 Wal-Mart stores throughout the U.S. For more information, visit www.hheld.com.

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HandHeld Entertainment, ZVUE.com, Putfile.com, YourDailyMedia.com, FunMansion.com, Dorks.com, UnOriginal.co.uk and ZVUE are trademarks of HandHeld Entertainment. All other trademarks are property of their respective owners.

Safe Harbor Statement
Statements made in this release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “plans” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks associated with the uncertainty of future financial results, additional financing requirements, development of new products and service offerings, change in product and service mix, decreasing reliance for financial results on consumer electronics product sales, ability to monetize, grow users and obtain synergies from acquired user-generated content providers, ability to integrate acquisitions, the effectiveness, profitability, and marketability of such products and services, the ability to protect proprietary information, the impact of current, pending, or future legislation and regulation on the industry, the impact of competitive products, services, pricing or technological changes and the effect of general economic and business conditions. Additional risks and forward looking statements are set forth from time to time in the Company’s filings with the United States Securities and Exchange Commission, including Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, and other filed reports. All forward-looking statements included in this release are made as of the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

INVESTOR CONTACT:
Scott Wilson, The Blueshirt Group, 415-489-2188, scott@blueshirtgroup.com

MEDIA CONTACT:
David Politis, Politis Communications, 801-523-3730, dpolitis@politis.com, or
Jonathan Bacon, Politis Communications, 801-523-3730, jbacon@politis.com